UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2011

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This amendment to the Current Report on Form 8-K filed by P&F Industries, Inc. (the “Company”) on March 29, 2011 (the “Original 8-K”) amends information furnished under Item 2.02 thereof, as described below.

Item 2.02.    Results of Operations and Financial Condition.

On March 29, 2011, the Company (i) issued a press release (the “Original Press Release”) entitled “P&F Industries Reports Year over Year Increase of $1.5 Million in After Tax Income from Continuing Operations” and (ii) filed the Original 8-K with the Securities and Exchange Commission with a copy of the Original Press Release furnished therewith as Exhibit 99.1.  On March 31, 2011, the Company issued a correction to the Original Press Release through a new press release (the “Correcting Press Release”) to reflect a reclassification of certain debt from short-term to long-term, as described in the Correcting Press Release and reflected in the revised December 31, 2010 balance sheet attached thereto.  The financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 reflect the proper classification of debt and are therefore unaffected by the corrections described in the Correcting Press Release.  A copy of the Correcting Press Release is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference.

The information in the Correcting Press Release is being furnished, not filed, pursuant to this Item 2.02.  Accordingly, the information in the Correcting Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Correcting Press Release, dated March 31, 2011, issued by P & F Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.
Date:April 6, 2011
By: /s/ Joseph A. Molino, Jr.. Joseph A. Molino, Jr. Vice President, Chief Operating Officer and Chief Financial Officer